SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 03/31/2005
FILE NUMBER 811-3826
SERIES NO.: 1

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                      4,915
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B                      1,727
              Class C                      1,851
              Class K                         98
              Investor Class              11,558


74V.     1.   Net asset value per share (to nearest cent)
              Class A                    $ 32.86
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                    $ 32.17
              Class C                    $ 31.68
              Class K                    $ 30.26
              Investor Class             $ 32.78